As filed with the Securities and Exchange Commission on February 19, 1997
                                                    Registration No. 333-
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                                UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                             -------------------

                                  Form S-8
                            REGISTRATION STATEMENT
                       Under The Securities Act of 1933

                             --------------------

                        STOICO RESTAURANT GROUP, INC.
          (Exact name of Registrant as specified in its charter)

                  Delaware                          42-1177558
         (State or other jurisdiction            (I.R.S. Employer
          of incorporation or organization)    Identification No.)

                            3151 North Rock Road
                            Wichita, Kansas  67226
(Address, including zip code, of Registrant's principal executive offices)

              STOICO RESTAURANT GROUP, INC. 1996 STOCK OPTION PLAN
                            (Full title of the Plan)
                             -----------------------

                                Louis Stoico, Jr.
                              Chairman of the Board
                           Stoico Restaurant Group, Inc.
                               3151 North Rock Road
                              Wichita, Kansas  67226
                                  (316) 636-5776
             (Name, address, and telephone number of agent for service)

==============================================================================
                         CALCULATION OF REGISTRATION FEE

                                      Proposed      Proposed
Title of securities   Amount to be    maximum   aggregate offering   Amount of
to be registered       registered     offering        price         registration
                                     price per                          fee
                                       share
------------------------------------------------------------------------------
Common Stock,
par value $.01 per
share              480,000 shares   $7.50 (1)      $3,600,000(1)   $1,091(1)
==============================================================================
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

                              EXPLANATORY NOTE


     As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in
Part I of Form S-8.

                                     PART II
                   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

     The following documents filed with the Commission by Stoico Restaurant Group, Inc. (the "Company") are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

      1. The Company's Prospectus contained in Form SB-2 Registration Statement No. 333-5488-D filed with the Commission on August 29, 1996, as amended by Amendment No. 1 filed with the Commission on October 6, 1996 and Amendment No. 2 filed with the Commission on October 21, 1996; and

    2. The description of the Company's Common Stock set forth on Form 8-A Registration Statement filed with the Commission on October 16, 1996, as amended by Amendment No. 1 filed with the Commission on October 30, 1996.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4:     Description of Securities

            Not applicable.

Item 5:     Interests of Named Experts and Counsel

     The validity of the shares of Common Stock being registered will be passed upon for the Company by Blackwell Sanders Matheny Weary & Lombardi L.C., Kansas City, Missouri. James M. Ash, a member of that law firm, is a member of the Board of Directors of the Company and owns 12,224 shares of Common Stock and an option to acquire an additional 4,075 shares of Common Stock at an exercise price of $2.45 per share.

Item 6:     Indemnification of Directors and Officers

     The Articles of Incorporation of the Company contain provisions that permit the indemnification of a director, officer, employee or agent of the Company if a majority of the Board of Directors not a party to the action, suit or proceeding, or independent legal counsel, determine the director, officer, employee or agent met the applicable standard of conduct.

     The Company has entered into indemnification agreements with certain officers and directors. Under these agreements, the Company agreed to hold harmless and indemnify each indemnitee to the full extent permitted by Section 145 of the Delaware General Corporation Law and against any and all expenses, judgments, fines, penalties and costs in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which the indemnitee generally is made a party by reason of the fact the indemnitee has, is or at the time becomes a director or officer of the Company or any other entity at the request of the Company. The indemnity does not cover liability arising out of fraudulent acts, deliberate dishonesty or willful misconduct, violations of certain securities laws, or if a court determines that such indemnification is not lawful. In addition, the Bylaws of the Company provide for indemnification of all officers and directors of the Company to essentially the same extent as provided in the indemnification agreements.

     The Company has obtained liability insurance coverage for its officers and directors with respect to actions arising out of the performance of such officer's or director's duty in his or her capacity as such.

Item 7:     Exemption from Registration Claimed

            Not applicable.

Item 8:     Exhibits

      4.1 Articles of Incorporation as filed with the Secretary of State of Delaware (incorporated by reference to Exhibit 3(a) to the Company's Form SB-2 Registration Statement (No. 333-5488-D) filed on August 29, 1996).

      4.2 Restated By-Laws (incorporated by reference to Exhibit 3(b) to the Company's Form SB-2 Registration Statement filed on August 29, 1996).

      5.1  Opinion of Blackwell Sanders Matheny Weary & Lombardi L.C.

     23.1 Consent of Blackwell Sanders Matheny Weary & Lombardi L.C. (included in Exhibit 5.1).

     23.2  Consent of KPMG Peat Marwick LLP.

     24.1  Powers of Attorney.

Item 9:     Undertakings

Rule 415 Offering.
-----------------

     The Company hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Incorporation of Subsequent Exchange Act Documents by Reference.
---------------------------------------------------------------

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Form S-8 Registration Statement.
-------------------------------

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on February 17, 1997.

                                STOICO RESTAURANT GROUP, INC.




                                By:  /s/ LOUIS STOICO, JR.
                                     ----------------------------------
                                         Louis Stoico, Jr.
                                         President and Chairman of the Board


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 17, 1997.

Signature                     Title

/s/ Louis Stoico, Jr.
-------------------------
Louis Stoico, Jr.             Chairman of the Board
                              (Principal Executive Officer)

/s/ Cathy K. Martsolf
--------------------------
Cathy K. Martsolf               (Principal Financial and Accounting Officer)


/s/ Louis Stoico, Jr.
-------------------------
as attorney-in-fact
James M. Ash                    Director and Assistant Secretary


/s/ Louis Stoico, Jr.
-------------------------
as attorney-in-fact
John T. Mosley                  Director
/s/ Louis Stoico, Jr.
_________________________       Director
as attorney-in-fact
Craig W. Barton

EXHIBIT NO.    DESCRIPTION OF EXHIBITS
-----------    ---------------------------------------------

4.1 Restated Articles of Incorporation as filed with the Secretary of State of Delaware (incorporated by reference to Exhibit 3(a) to the Company's Form SB-2 Registration Statement (No. 333-5488-D) filed on August 29, 1996).

4.2 Restated By-Laws (incorporated by reference to Exhibit 3(b) to the Company's Form SB-2 Registration Statement No. 333-5488-D filed on August 29, 1996).

5.1             Opinion of Blackwell Sanders Matheny Weary & Lombardi L.C.

23.1            Consent of Blackwell Sanders Matheny Weary & Lombardi L.C.
                (included in Exhibit 5.1).

23.2             Consent of KPMG Peat Marwick LLP.

24.1             Powers of Attorney.

                                                                   EXHIBIT 5.1


                         [Blackwell Sanders letterhead]




                               February 17, 1997




Stoico Restaurant Group, Inc.
3151 North Rock Road
Wichita, Kansas  67226

Ladies and Gentlemen:

      We refer to the Registration Statement of Stoico Restaurant Group, Inc. (the "Company") on Form S-8 to be filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 480,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), to be issued under the Stoico Restaurant Group, Inc. 1996 Stock Option Plan (the "Plan").

     We have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for the purposes of this opinion.

     Based upon the foregoing, it is our opinion that the 480,000 shares of Common Stock under the Plan have been duly authorized, and, when purchased in accordance with the Plan, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                       Very truly yours,

                                       /s/ Blackwell Sanders Matheny
                                           Weary & Lombardi L.C.

                                                                 EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT
                         --------------------------------


The Board of Directors
Stoico Restaurant Group, Inc.


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Stoico Restaurant Group, Inc. of our report dated January 26, 1996, (March 19, 1996 as to Note 4, and September 23, 1996 as to Notes 9, 10, 11 and 12), relating to the consolidated balance sheets of Stoico Restaurant Group, Inc. and subsidiaries as of December 26, 1995 and December 31, 1994 and the related consolidated statements of operations, cash flows and stockholders' equity for the fiscal years then ended, which report appears in Form SB-2 Registration Statement of Stoico Restaurant Group, Inc., as amended on October 21, 1996.




                                         /s/ KPMG Peat Marwick LLP

                                         KPMG Peat Marwick LLP

Wichita, Kansas
February 17, 1997

                                                                EXHIBIT 24.1

                                 POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby appoint Louis Stoico, Jr. attorney for the undersigned and in the name of and on behalf of the undersigned to sign a Registration Statement on Form S-8 to be filed by Stoico Restaurant Group, Inc., together with any and all amendments which might be required from time to time with respect thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, with respect to the registration with the Securities and Exchange Commission of shares of common stock of Stoico Restaurant Group, Inc., with full power and authority in said attorney to do and perform in the name of and on behalf of the undersigned every act whatsoever necessary or desirable to be done in connection therewith as fully and to all intents and purposes as the undersigned might or could do in person.

     Executed this 17th day of February, 1997.

                                          /s/ John T. Mosley
                                         -------------------------------------
                                         John T. Mosley
                                         Director

                               POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby appoint Louis Stoico, Jr. attorney for the undersigned and in the name of and on behalf of the undersigned to sign a Registration Statement on Form S-8 to be filed by Stoico Restaurant Group, Inc., together with any and all amendments which might be required from time to time with respect thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, with respect to the registration with the Securities and Exchange Commission of shares of common stock of Stoico Restaurant Group, Inc., with full power and authority in said attorney to do and perform in the name of and on behalf of the undersigned every act whatsoever necessary or desirable to be done in connection therewith as fully and to all intents and purposes as the undersigned might or could do in person.

     Executed this 17th day of February, 1997.

                                        /s/ James M. Ash
                                       ---------------------------------------
                                       James M. Ash
                                       Director and Assistant Secretary

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby appoint Louis Stoico, Jr. attorney for the undersigned and in the name of and on behalf of the undersigned to sign a Registration Statement on Form S-8 to be filed by Stoico Restaurant Group, Inc., together with any and all amendments which might be required from time to time with respect thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, with respect to the registration with the Securities and Exchange Commission of shares of common stock of Stoico Restaurant Group, Inc., with full power and authority in said attorney to do and perform in the name of and on behalf of the undersigned every act whatsoever necessary or desirable to be done in connection therewith as fully and to all intents and purposes as the undersigned might or could do in person.

     Executed this 17th day of February, 1997.


                                    /s/ Craig W. Barton
                                    ------------------------------------
                                    Craig W. Barton
                                    Director